Exhibit 99.1

“Remotely Flying Drones Anywhere” is Defined as the Core Business Strategy for the Enterprise Segment of Red Cat Holdings

HUMACAO, Puerto Rico, June 16, 2021 /PRNewswire/ -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a hardware enabled software provider to the drone industry, announced that the core business strategy for its Enterprise segment would be “Remotely Flying Drones Anywhere.” This strategy reflects a further leadership decision by Dr. Allan Evans, its newly appointed Chief Operating Officer.

“Enterprise customers require not only drones but robust software for fleet and flight management,” stated Dr. Evans. “We have accumulated an array of software solutions which are enabled by our hardware platform of intelligent drones and digital video link. We believe our ability to remotely fly drones anywhere provides our customers with a significant reduction in labor, travel, and training when compared with any other enterprise system on the market. Our ongoing relationships with major industrial companies like GM and Aramco represent a clear affirmation of our business strategy.”

Over the past two years, the Company has completed three separate acquisitions which have expanded the portfolio of drone products, services and solutions offered to business customers through its Enterprise segment. These technologies enable drones to provide services and solutions more efficiently, faster, and at a lower cost.

• Flying Drones Anywhere. Skypersonic enables drones to “Fly Anywhere”. Its Skycopter is a miniature drone in a protective cage which is able to navigate restricted spaces, such as oil and gas pipes, while recording critical inspection data yet not damaging the pipe or the drone. Its Skylogic software system enables the drone to record the inspection data even though GPS communications are not available in such restricted environments.

• Fat Shark’s Shark Byte digital video transmitters provide the downlink technology which is essential to enabling the drone to transmit the data recorded by the Skylogic system to Dronebox.

• DroneBox will provide the core data storage and analytics platform that will enable enterprises to store the data from thousands of flights in an efficient manner. The FAA has determined that drones will need to record and maintain critical flight data similar to how airplanes are required to have black boxes.

• Remotely Flying Drones. Skylogic and our digital goggles integrate seamlessly to enable drones to be remotely flown from thousands of miles away. In January of this year, Rotor Riot’s President, Drew Camden, controlled a drone flying in Michigan while he was physically located in Orlando, Florida.

• The Enterprise Segment plans to engage key products and services from the Company’s Consumer Segment to fulfill its mission. In addition to the Fat Shark data link, a roster of professional pilots will be sourced through the large social media presence and network of Rotor Riot.

About Red Cat Holdings, Inc.

Red Cat provides products, services and solutions to the drone industry through its four wholly owned subsidiaries. Fat Shark Holdings is the leading provider of First Person View (FPV) video goggles to the drone industry. Rotor Riot, LLC is a leader in the sale of FPV drones and equipment, primarily to the consumer marketplace through its digital storefront located at www.rotorriot.com. Rotor Riot enjoys high visibility in social media through its Facebook page and its sponsorship of a professional drone racing team which has won numerous championships. Skypersonic provides software and hardware solutions that enable drones to complete inspection services in locations where GPS is not available, yet still record and transmit data even while being operated from thousands of miles away. Red Cat Propware is developing a Software-as-a-Solution ("SaaS") platform to provide drone flight data analytics and storage, as well as diagnostic products and services. Learn more at https://www.redcatholdings.com/.

Forward Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contact:
Chad Kapper

Phone: (818) 906-4701

E-mail: Investors@redcat.red

Website: https://rotorriot.com

Investor Relations Contact

Bruce Haase

RedChip Companies

Phone: (407) 712-8965

Email: bruce@redchip.com